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                                                                    EXHIBIT 10.2


Bank of America, N.A.
Mail code: CA5-705-41-03
555 California Street, 41st Floor
San Francisco, CA 94104-1502

Carl Fye
Vice President                             Bank of America
Credit Products 12407
carl.fye@bankofamerica.com                    [LOGO]
Direct Dial:    (415) 953-6903
FAX:            (415) 622-2385                      October 20, 2000

VIA facsimile/email (RightFax)

TO:   ALL LENDERS

Re:   RENAISSANCE WORLDWIDE, INC. (the "Company")
      Amended and Restated Credit Agreement dated as of July 15, 1999, as amended (the "Credit Agreement")

      Termination of Commitments Under the Credit Agreement. On behalf of Bank
      -----------------------------------------------------
of America National Association, as Administrative Agent under the above referenced Credit Agreement, please be advised that all amounts due (including all principal, interest, fees, and expenses) have been paid to the Agent by the Company, and the Commitments of the Lenders thereunder terminated, as of today, October 20, 2000.

      Payment of Fees. By fedwire today, each Lender party to the Agreement has
      ---------------
been wired from our Credit Services - Agency Group its pro rata share of all principal, interest, and fees.

Very truly yours,

/s/ Carl Fye
                Bank of America, N.A., as Administrative Agent
Carl F. Fye
Vice President

cc:  Joseph Pesce, Renaissance Worldwide, Inc.
     Maureen McMorrow, Renaissance Worldwide, Inc.
     Robert Nash, Jenkens & Gilchrist
     Jason Cone, Jenkens & Gilchrist